UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2012, the Board of Directors of Osiris Therapeutics, Inc. (“Osiris”), held a Special Meeting and elected Hans Klingemann, M.D., Ph.D. to serve as a member of our Board of Directors for a term to expire at the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified.  Dr. Klingemann was also appointed to serve as a member of our Audit, Nominating and Compensation Committees.

Dr. Klingemann was elected to the Board of Directors to fill the vacancy caused by the death of Gregory H. Barnhill, who served as an independent director and member of our Audit, Nominating and Compensation Committees since we became a public company in 2006. Mr. Barnhill passed away on September 14, 2012.

Dr. Klingemann is the Director of the Bone Marrow and Stem Cell Transplant Program at Tufts Medical Center in Boston, and a Professor of Medicine at Tufts University Medical School.  He has served in these capacities since 2004.  As a member of our Board of Directors, Dr. Klingemann will be eligible to receive compensation consistent with that of other independent directors, generally as described in our most recent proxy statement.  No such director compensation has, however, been paid or awarded to Dr. Klingemann to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: September 21, 2012	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer (Principal Financial Officer)